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                                                                   EXHIBIT 10.16


                          FORM OF EMPLOYMENT AGREEMENT


         This EMPLOYMENT AGREEMENT ("the Agreement") is made effective January 1, 2001 between American Management Systems, Incorporated, a corporation formed under the laws of the State of Delaware with its principal place of business at 4000 and 4050 Legato Road, Fairfax, VA 22033 ("AMS" or "the Employer"), and [Executive's Name] ("the Employee").

         WHEREAS, AMS desires to engage the services of the Employee as Executive Vice President, and the Employee is willing to render such services to AMS in consideration of the terms and conditions agreed to by the parties; and

         WHEREAS, the Board of Directors of AMS ("the Board") has approved the employment of the Employee on the terms and conditions set forth in this Agreement;

         NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, AMS agrees to employ the Employee, and the Employee agrees to perform services for AMS as an employee, effective as of January 1, 2001 upon the terms and conditions set forth herein.

1.       TERM.

         The initial term of this Agreement shall end on June 30, 2002, unless it is terminated earlier as provided herein. Beginning on that date, and on each anniversary thereafter, unless it is terminated earlier as provided herein or AMS delivers written notice to the Employee of its intention not to extend the Agreement at least 90 days before such anniversary date, the term of this Agreement shall automatically be extended for one additional year. The restrictive covenants in Sections 9 and 10 hereof shall survive the termination of this Agreement.

2.       TITLE AND DUTIES.

         The Employee shall be employed as Executive Vice President of AMS. The Employee shall perform such services consistent with his position as might be assigned to him from time to time and are consistent with the bylaws of AMS. The Board has appointed the Employee to serve as the __________________________ and shall have such responsibilities and authority as is commensurate with such offices and as may be prescribed by the Board and by-laws of AMS.

3.       LOCATION.

         The Employee's place of employment shall be the Employer's offices described above, or at such other location within a 25 mile radius of the location of the offices described above as the Board shall reasonably direct.


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4.       EXTENT OF SERVICES.

         a.       GENERAL.

                  The Employee agrees not to engage in any business activities during the term of this Agreement except those that are for the benefit of AMS, and to devote his entire business time, attention, skill and effort to the performance of his duties under this Agreement. Notwithstanding the foregoing, the Employee may engage in charitable, professional and civic activities that do not impair the performance of his duties to AMS, as the same may be changed from time to time. Nothing contained herein shall prevent the Employee from managing his own personal investments and affairs, including but not limited to investing his assets in the securities of publicly traded companies; provided, however, that the Employee's activities do not constitute a conflict of interest, violate securities laws, or otherwise interfere with the performance of his duties and responsibilities as described herein. The Employee agrees to adhere to AMS's published policies and procedures affecting directors, officers, employees, and agents and shall use his best efforts to promote AMS's interest, reputation, business and welfare.

         b.       CORPORATE OPPORTUNITIES.

                  The Employee agrees that he will not take personal advantage of any AMS business opportunities that arise during his employment with AMS and that might be of benefit to AMS. All material facts regarding such opportunities must be promptly reported to the Board for consideration by AMS.

5.       COMPENSATION AND BENEFITS.

         a.       BASE SALARY.

                  The Employee's base salary for calendar year 2001 shall be $375,000. The base salary shall be payable in accordance with AMS's standard payroll practices. The Employee's annual base salary shall be reviewed no less frequently than annually for increases in the discretion of the AMS Compensation Committee and/or Board, taking into account the compensation level for employees with similar skills and responsibilities at companies comparable to AMS, and the Employee's value to AMS relative to other members of the executive management committee; provided, however, that at no time during the term of this Agreement shall the Employee's base salary be decreased from the base salary then in effect except as part of an general program of salary adjustment by AMS applicable to all vice presidents and above.

         b.       INCENTIVE COMPENSATION.

                  The Employee shall participate in an incentive compensation plan for the year 2001 and subsequent years. The incentive compensation plan target for each year shall be reasonably achievable. The incentive compensation plan for each year shall provide that at least 50% of the potential payout under the plan at each level of achievement


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                  is based on individual performance, and shall provide for a total potential payout that is at least 200% of his base salary in the case of a 2-year plan or 150% in the case of a 1-year plan. If the Employee's employment terminates before the end of a fiscal year for any reason other than termination for Cause, as defined herein, the Employee shall be entitled to the incentive bonus for that year, based on actual results for the entire year but prorated for the period of actual employment, at the time that the incentive bonus otherwise would have been paid.

                  To the extent that the Compensation Committee determines that any of the foregoing objectives cannot be accomplished in a manner consistent with the 1996 Incentive Compensation Plan for Executive Officers (the "1996 Plan"), or would require AMS to make payments that do not qualify for the exception from
                  Section 162(m) of the Internal Revenue Code for qualified performance-based compensation ("Performance-Based
                  Compensation"), then, as soon as practicable but in any event no later than September 30, 2001, AMS shall adopt amendments to, or a supplement or replacement for, the 1996 Plan (subject to shareholder approval if the Board or the Compensation Committee determines that such approval is appropriate or necessary) that will accomplish the foregoing objectives to the greatest extent possible without requiring AMS to make any payments that do not qualify as Performance-Based Compensation.

         c.       ADDITIONAL COMPENSATION.

                  If the Employee is an employee in good standing of AMS on June 30, 2001 he shall be paid, as additional compensation, the sum of $150,000 in a lump sum; provided, however, that if before June 30, 2001 a change in control occurs as defined in the Agreement between AMS and the Employee entered into on or about September 15, 2000, styled "American Management Systems, Incorporated Change In Control Executive Retention Agreement" ("the Change in Control Agreement"), this payment shall be increased to $450,000. If the Employee is an employee in good standing of AMS on June 30, 2002 he shall be paid, as additional compensation, the sum of $250,000 in a lump sum. The payments described in this paragraph shall be due the Employee within 30 days of the stated dates.

         d.       OTHER BENEFITS.

                  The Employee shall be entitled to paid vacation, sick leave, and holiday pay in accordance with AMS's policies in effect from time to time, and to participate in such life, health, and disability insurance, pension, deferred compensation and incentive compensation plans, stock options and awards, performance bonuses and other benefits as AMS extends, as a matter of policy, to its executive employees. At no time during the term of this Agreement shall the Employee's participation in, or benefits received under, such plans or programs be reduced without the written consent of the Employee except as part of a general reduction that applies to substantially all employees.


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         (i)      On the date that the Employee's employment terminates for any reason, regardless of the Employee's actual age he shall be treated as satisfying the requirements under the AMS Retiree Medical Program that he must be at least age 55 and that his age plus years of AMS service must equal at least 65; provided, however, that if the employee is precluded from participating in said plan as described, for any reason, he shall be provided with the after-tax economic equivalent of the benefits he would have received under the Program. The economic equivalent of the benefits he would have received under the Program shall be the lowest cost that would be incurred by the Employee in obtaining health insurance coverage for himself and his eligible dependents that will provide benefits comparable to the benefits offered under the AMS Retiree Medical Program, as AMS shall modify the Program from time to time, less any required contributions under the Program.

         (ii) Upon the termination of the Employee's employment for any reason, if the Employee's account balance under the American Management Systems, Inc. Executive Deferred Compensation Plan is payable to him in a lump sum or, in the case of retirement benefits, in a form elected by the Employee pursuant to
                  Section 5.4 of that Plan, under no circumstances shall 10% of the Employee's account balance be retained by AMS (as permitted under certain circumstances by Section 5.6 of that
                  Plan).

         (iii) Upon the termination of the Employee's employment for any reason, the Employee shall have the continued right to exercise any stock options that are not forfeited for the remainder of the terms of the options or, if earlier, for the maximum period permitted under the AMS stock option plan under which the options were granted.

e.       REIMBURSEMENT OF BUSINESS EXPENSES.

         AMS shall promptly reimburse the Employee for all reasonable travel, entertainment and other expenses incurred or paid by the Employee in connection with, or related to, the performance of his duties, responsibilities or services under this Agreement, upon presentation by the Employee of such supporting information and documentation as AMS may reasonably request in accordance with company policy and the requirements of the Internal Revenue Code.

6.       TERMINATION OF EMPLOYMENT.

         a.       TERMINATION DUE TO DEATH.

                  The Employee's employment and this Agreement shall terminate immediately upon his death. If the Employee's employment is terminated due to his death, his estate or his beneficiaries, as the case may be, shall be entitled to:

                  (i) payment of any unpaid portion of his base salary through the effective date of such termination;


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                  (ii)     reimbursement for any outstanding reasonable business
                           expense he has incurred in performing his duties hereunder;

                  (iii) the right to elect continuation coverage of insurance benefits to the extent required by law;

                  (iv) any pension survivor benefits that may become due pursuant to any employee benefit plan or program of AMS; and

                  (v) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of AMS, this Agreement, or any other agreement between AMS and the Employee.

b.       TERMINATION DUE TO DISABILITY.

         AMS may terminate the Employee's employment at any time if the Employee becomes disabled, upon written notice by AMS to the Employee. If the Employee's employment is terminated due to his disability, he shall be entitled to:

         (i) payment of any unpaid portion of his base salary through the effective date of such termination;

         (ii) reimbursement for any outstanding reasonable business expense he has incurred in performing his duties hereunder;

         (iii) the right to elect continuation coverage of insurance benefits to the extent required by law; and

         (iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of AMS, this Agreement, or any other agreement between AMS and the Employee.

         In addition, as soon as possible after the execution of this Agreement, AMS shall make available to the Employee and other similarly-situated employees a disability benefit, paid by AMS, that is in addition to the disability benefits provided under its existing disability program and that will be sufficient to ensure that the benefits otherwise payable to the Employee under the terms of that program, together with the new benefit and any benefits from other sources that are taken into account in determining the amount of benefits payable under the existing program, are at least 60% of his base pay and continue, during the term of this Agreement, for as long as he remains disabled, up to age 65.

c.       TERMINATION FOR CAUSE.

         AMS may terminate the Employee's employment at any time for Cause, provided that it gives written notice of termination to the Employee as set forth below. If the Employee's employment is terminated for Cause, as defined below, he shall be entitled to:


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         (i)      payment of any unpaid portion of his base salary through the effective date of such termination;

         (ii) reimbursement for any outstanding reasonable business expense he has incurred in performing his duties hereunder;

         (iii) the right to elect continuation coverage of insurance benefits to the extent required by law; and

         (iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of AMS, this Agreement, or any other agreement between AMS and the Employee.

         For purposes of this Agreement, a termination "for Cause" shall mean:
         (1) the conviction of the Employee of, or the entry of a plea of guilty or nolo contendere by the Employee to, any felony or misdemeanor involving moral turpitude; (2) fraud, misappropriation or embezzlement by the Employee; (3) the Employee's willful failure, gross negligence or gross misconduct in the performance of his assigned duties for AMS;
         (4) the Employee's breach of a fiduciary duty to AMS; (5) any act or omission of the Employee not at the express direction of the board or other appropriate authority that reflects adversely on the integrity and reputation for honesty and fair dealing of AMS; or (6) the breach by the Employee of any material term of this Agreement.

         If AMS exercises its right to terminate the Employee for Cause, AMS shall: (1) give the Employee written notice of termination at least twenty (20) days before the date of such termination specifying in detail the conduct constituting such Cause; and (2) deliver to the Employee a copy of a resolution duly adopted by a majority of the entire membership of the Board, after reasonable notice to the Employee and an opportunity for the Employee to be heard in person by members of the Board, finding that the Employee has engaged in such conduct.

d.       TERMINATION WITHOUT CAUSE OR CONSTRUCTIVE TERMINATION WITHOUT CAUSE.

         AMS may terminate the Employee's employment at any time without Cause, provided that it gives written notice of termination at least 60 days before the date of such termination. If the Employee's employment is terminated without Cause, or if there is a constructive termination without Cause, as defined below, the Employee shall be entitled to receive from AMS the following:

         (i) payment of any unpaid portion of his base salary through the effective date of such termination;

         (ii) reimbursement for any outstanding reasonable business expense he has incurred in performing his duties hereunder;

         (iii) the right to elect continuation coverage of insurance benefits to the extent required by law;


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         (iv)     full vesting of any unexercised stock options;

         (v) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of AMS, this Agreement, or any other agreement between AMS and the Employee;

         (vi) payment of amounts equal to any premiums for health insurance continuation coverage under any AMS health plans that is elected by the Employee or his beneficiaries pursuant to
                  Section 4980B of the Internal Revenue Code, at a time or times mutually agreed to by the parties, but only so long as the Employee is not eligible for coverage under a health plan of another employer (whether or not he elects to receive coverage under that plan); and

         (vii) a severance benefit in an amount equal to 250% if such termination occurs on or before June 30, 2002, and 100% if such termination occurs after June 30, 2002, of the Employee's annual base salary in effect immediately preceding such termination, but only if (1) the Employee executes a release substantially identical to the release attached hereto, (2) the period for revoking such release has expired, and (3) the Employee has complied with the requirements of Sections 9 and 10 hereof.

         AMS shall pay to the Employee 75% of the severance benefit in paragraph
         (vii) within 30 days after all of the applicable conditions are satisfied. The other 25% of the severance benefit shall be placed in an interest-bearing escrow account for 12 months. If the Employee complies with the covenants in Sections 9 and 10 hereof throughout that period, the amount credited to the account shall be paid to him within 30 days after the end of the period. If the Employee does not comply with the requirements of Sections 9 and 10 hereof throughout that period, the amount credited to the account shall be paid to AMS. All severance benefits paid to the Employee shall be paid subject to all legally required payroll deductions and withholdings for sums owed by the Employee to AMS.

         For purposes of this Agreement, constructive termination without Cause shall mean a termination of the Employee at his own initiative following the occurrence, without the Employee's prior written consent, of one or more of the following events not on account of Cause:

         (1) a significant diminution in the nature or scope of the Employee's authority or the duties that the Employee performs, unless the Employee is given new authority or assigned new duties (whichever is applicable) that are substantially comparable to his previous authority and duties;

         (2) a significant reduction in the Employee's then current base salary, or a significant reduction in his opportunities for earnings under his incentive compensation plans, or the termination or significant reduction of any employee benefit or perquisite enjoyed by him (in each case except as part of



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                  a general reduction that applies to substantially all
                  employees or participants);

         (3) the relocation of the Employee's office from its present location to a location, more than 25 miles from Fairfax, Virginia, without his prior written consent; or

         (4) the failure of AMS to obtain an assumption in writing of its obligation to perform this Agreement by any successor to all or substantially all of the assets of AMS within 45 days after a merger, consolidation, sale or similar transaction.

         In the event the Employee is terminated without Cause or there is a constructive termination without Cause, each party shall provide the other with written notice not less than 30 days before the effective date of the termination of employment.

e.       VOLUNTARY TERMINATION.

         If the Employee voluntarily terminates his employment on his own initiative for reasons other than his death, disability, or constructive termination without Cause, he shall be entitled to:

         (i) payment of any unpaid portion of his base salary through the effective date of such termination;

         (ii) reimbursement for any outstanding reasonable business expense he has incurred in performing his duties hereunder;

         (iii) the right to elect continuation coverage of insurance benefits to the extent required by law; and

         (iv) payment of any accrued but unpaid benefits, and any other rights, as required by the terms of any employee benefit plan or program of AMS, this Agreement, or any other agreement between AMS and the Employee.

         A voluntary termination under this paragraph shall be effective upon 30 days' prior written notice to AMS unless the parties mutually agree to extend the effective date.

7.       MITIGATION AND OFFSET.

         If the Employee's employment is terminated during the term of this Agreement pursuant to the provisions of paragraph 6.d., above, the Employee shall be under no duty or obligation to seek or accept other employment, and no payment or benefits of any kind due him under this Agreement shall be reduced, suspended or in any way offset by any subsequent employment. The obligation of AMS to make the payments provided for in this Agreement shall not be affected by any circumstance including, by way of example rather than limitation, any set-off, counterclaim, recoupment, defense, or other right that AMS may assert, or due to any other employment or source of income obtained by the Employee.


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8.       ENTITLEMENT TO OTHER BENEFITS.

         Except as expressly provided herein, this Agreement shall not be construed as limiting in any way any rights or benefits the Employee, his spouse, dependents or beneficiaries may have pursuant to any other employee benefits plans or programs.

9.       CONFIDENTIALITY.

         The Employee acknowledges that all confidential information regarding the business of AMS and its subsidiaries and affiliates is the exclusive property of AMS. On or before the date that his employment with AMS terminates, the Employee shall return to AMS all copies of any material involving such confidential information to AMS, and the Employee agrees that he will not, directly or indirectly, divulge or use such information, whether or not such information is in written or other tangible form. The Employee also shall return to AMS by that date any other items in his possession, custody or control that are the property of AMS. The Employee understands that even after the date that his employment with AMS terminates he will remain bound by the terms of the American Management Systems, Incorporated Intellectual Property Rights Agreement, the AMS Employee Confidentiality Agreement, the AMS Guide for Ethical Business Conduct, and the restrictive covenants contained herein in paragraphs 9 and 10. This paragraph is intended to cover confidential information of AMS that relates to the business of AMS that has not otherwise been made public and shall not apply to employee responses that may be required by proper governmental or judicial inquiry. No breach of this Section shall be deemed to have occurred unless AMS provides written notice to the Employee of the breach within 90 days after AMS becomes aware of it.

10.      NON-SOLICITATION.

         Effective on the date that his employment with AMS terminates and for a period of 12 months thereafter, the Employee shall not directly (a) employ or solicit for employment, or assist in any way in solicitation for employment, any person employed by AMS or any of its affiliates then or at any time within the preceding 12 months; or (b) solicit, or assist in any way in the solicitation of business from any of AMS's or its affiliates' clients or prospective clients, either for the Employee's own benefit or the benefit of anyone other than AMS, unless the business being solicited is not competitive with the services or products provided by AMS or its affiliates. Clause (b) shall not apply unless the business being solicited is in a line of business in which AMS was already engaged or already had under active consideration while the Employee was employed by AMS or is a natural extension of such a line business with a client that was an existing client of AMS during that time.

11.      EMPLOYEE REPRESENTATION.

         The Employee represents and warrants to AMS that he is not now under any obligation of a contractual or other nature to any person, business or other entity that is inconsistent or in conflict with this Agreement or that would prevent him from performing his obligations under this Agreement.



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12.      ARBITRATION.

         Any dispute or controversy arising under or in connection with this Agreement shall, if AMS or the Employee so elects, be settled by arbitration, in accordance with the Commercial Arbitration Rules procedures of the American Arbitration Association. Arbitration shall occur before a single arbitrator, provided, however, that if the parties cannot agree on the selection of such arbitrator within 30 days after the matter is referred to arbitration, each party shall select one arbitrator and those arbitrators shall jointly designate a third arbitrator to comprise a panel of three arbitrators. The decision of the arbitrator shall be rendered in writing, shall be final, and may be entered as a judgment in any court in the Commonwealth of Virginia. AMS and the Employee each irrevocably consent to the jurisdiction of the federal and state courts located in Virginia for this purpose. The arbitrator shall be authorized to allocate the costs of arbitration between the parties. Notwithstanding the foregoing, AMS, in its sole discretion, may bring an action in any court of competent jurisdiction to seek injunctive relief in order to avoid irreparable harm and such other relief as AMS shall elect to enforce the Employee's covenants in Sections 9 and 10 hereof.

13.      LEGAL EXPENSES.

         Except as provided in Section 12 hereof, if any dispute or controversy arises under or in connection with this agreement, AMS shall promptly pay all the Employee's legal fees and expenses, including, by way of example rather than limitation, reasonable attorneys' fees incurred by the Employee in seeking to obtain or enforce any right or benefit under this Agreement, provided, however, that this obligation of AMS shall not apply unless the Employee prevails in whole or in part. This obligation shall apply irrespective of whether the dispute or controversy is resolved by arbitration, litigation, or a settlement thereof. In addition, AMS shall pay to the Employee interest at the prime lending rate as announced from time to time by Citibank, N.A. on all or any part of any amount to be paid to the Employee hereunder that is not paid when due.


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14.      INDEMNIFICATION.

         a. AMS agrees that if the Employee is made a party, or, is threatened to be made a party, to any action, suit or proceeding, whether civil, criminal, administrative, or investigative (a "Proceeding"), by reason of the fact that he is or was a director, officer or employee or AMS, or is or was serving at the request of AMS as a director, officer, member, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans, whether or not the basis of such Proceeding is the Employee's alleged action in an official capacity while serving as a director, officer, member, employee or agent, the Employee shall be Indemnified and held harmless by AMS to the fullest extent permitted or authorized by AMS's certificate of incorporation and by-laws. To the extent consistent with the foregoing, this obligation to indemnify the Employee and hold him harmless shall continue even if he has ceased to be a director, officer, member, employee or agent of AMS or other such entity described above, and shall inure to the benefit of the Employee's heirs, executors and administrators. AMS shall advance to the Employee all reasonable costs and expenses incurred by him in connection with a Proceeding within 20 days after receipt by AMS of a written request for such advance. Such request shall include an undertaking by the Employee to repay the amount of such advance if it shall ultimately be determined that the Employee is not entitled to be indemnified against such costs and expenses.

         b. Neither the failure of AMS (including its Board, independent legal counsel or stockholders) to have made a determination before such Proceeding concerning payment of amounts claimed by the Employee under the subparagraph above that indemnification of the Employee is proper because he has met the applicable standards of conduct, nor a determination by AMS (including its Board, independent legal counsel or stockholders) that the Employee has not met such applicable standards of conduct, shall create a presumption that the Employee has not met the applicable standards of conduct.

15.      ASSIGNABILITY AND BINDING NATURE.

         This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors, heirs (in the case of the Employee) and assigns. No rights or obligations may be assigned or transferred by AMS except that such rights or obligations may be assigned or transferred pursuant to a merger or consolidation in which AMS is not the continuing entity, or the sale or liquidation of all or substantially all of the assets of AMS, provided that the assignee or transferee is the successor to all or substantially all of the assets of AMS and such assignee or transferee assumes the liabilities, obligations, and duties of AMS, as contained in this Agreement, either contractually, or as a matter of law. AMS further agrees, that in the event of a sale of assets or liquidation as described in the foregoing sentence, it shall take whatever action it is legally entitled to take in order to Cause the assignee or transferee to expressly assume the liabilities, obligations, and duties of AMS under this Agreement. Notwithstanding any such assignment, AMS shall not be relieved from liability under this Agreement. No rights or obligations of the Employee


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         under this Agreement may be assigned or transferred by the Employee other than his right to receive compensation and benefits, provided such assignment or transfer is otherwise permitted by law.

16.      NOTICES.

         All notices required or permitted hereunder shall be in writing and shall be deemed effective: (1) upon personal delivery; (2) upon deposit with the United States Postal Service, by registered or certified mail, postage prepaid; or (3) in the case of delivery by nationally recognized overnight delivery service, when received, addressed as follows:

         If to AMS to:

         American Management Systems, Incorporated
         4050 Legato Road
         Fairfax, VA 22033
         Attention: Chairman, Compensation Committee of the Board of Directors.

         With a copy (which shall not constitute notice) to:

         Shaw Pittman
         2300 N Street, N.W.
         Washington, DC 20037
         Attention: Barbara M. Rossotti, Esq.

         If to the Employee, to:

         ----------------------

         ----------------------

         ----------------------

         or to such other address or addresses as either party shall designate to the other in writing from time to time by like notice.

17.      AMENDMENT.

         This agreement may be amended or modified only by a written instrument executed by both AMS and the Employee.

18.      PRONOUNS.

         Whenever the context might require, any pronouns used herein shall include the corresponding masculine, feminine or neuter forms, and the singular forms of nouns and pronouns shall include the plural, and vice versa.


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19.      CAPTIONS.

         The captions appearing herein are for convenience of reference only an in no way define, limit or affect the scope or substance of any section hereof.

20.      TIME.

         All reference herein to periods of days are to calendar days, unless expressly provided otherwise. Where the time period specified herein would end on a weekend or holiday, the time period shall be deemed to end on the next business day.

21.      ENTIRE AGREEMENT.

         Except for other agreements specifically referenced herein, this Agreement constitutes the entire agreement between AMS and the Employee and supersedes all prior agreements and understandings, whether written or oral relating to the subject matter hereof.

22.      SEVERABILITY.

         In case any provision hereof shall be held by a court or arbitrator with jurisdiction over AMS or the Employee to be invalid, illegal or otherwise unenforceable, such provision shall be restated to reflect as nearly as possible the original intentions of AMS and the Employee in accordance with applicable law, and the validity, legality and enforceability of the remaining provisions shall in not way be affected or impaired thereby.

23.      WAIVER.

         No delays or omission by AMS or the Employee in exercising any right hereunder shall operate as a waiver of that or any other right. A waiver or consent given by AMS or the Employee or any one occasion shall be effective only in that instance and shall not be construed as a bar or waiver of any right on any other occasion.

24.      GOVERNING LAW.

         This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Virginia, without regard to its conflicts of laws principles.

25.      SUCCESSORS AND ASSIGNS.

         This Agreement shall be binding upon and inure to the benefit of both AMS and the Employee and their respective successors and assigns, including any entity with which or into which AMS might be merged or that might succeed to its assets or business or any entity to which AMS might assign its rights and obligations hereunder; provided, however, that the obligations of the Employee are personal and shall not be assigned or delegated by him.

26.      WITHHOLDING.

         AMS may make any appropriate arrangements to deduct from all benefits provided hereunder any taxes reasonably determined to be required to be withheld by any government or government agency. The Employee shall bear all taxes on benefits provided hereunder to the extent that no taxes are withheld, irrespective of whether withholding is required.

27.      COUNTERPARTS.

         This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instruments.

28.      CONSTRUCTION WITH PRE-EXISTING CHANGE IN CONTROL RETENTION AGREEMENT

         The Change in Control Agreement referenced above is incorporated herein by reference. If as a result of his termination of employment following a Change in Control the Employee would otherwise be entitled to receive both the benefit provided in Section 2 of the Change in Control Agreement and the severance benefit provided in Section 6.d. hereof, the Employee shall instead receive the greater of the two benefits, and not both.

IN WITNESS WHEREOF, AMS and the Employee have executed this Agreement effective as of January 1,2001.



EMPLOYEE                                                   American Management
                                                         Systems, Incorporated



                                         By:
---------------------------------             --------------------------------

Date:                                    Date:
       --------------------------               ------------------------------